Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY (the “Guaranty”), made as of this 10th day of April, 2007 by the undersigned for the benefit of China Gold, LLC, a Kansas limited liability company (herein, with its participants, successors and assigns, called “Purchaser”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Purchaser to extend financial accommodations to Wits Basin Precious Minerals Inc., a Minnesota corporation and parent corporation of the undersigned (herein called “Issuer”) pursuant to those certain Convertible Secured Promissory Notes of Issuer in favor of Purchaser, in an aggregate amount of up to $25,000,000 (the “Notes”), issued pursuant to that certain Convertible Notes Purchase Agreement dated of even date herewith between Issuer and Purchaser (the “Purchase Agreement”), the undersigned hereby guarantees and agrees as follows:

The undersigned hereby absolutely and unconditionally guarantees to Purchaser the due and punctual payment of principal, interest and liabilities when due under the Notes (and all renewals, extensions, modifications and rearrangements thereof) (the “Indebtedness”), whenever the Indebtedness becomes due, (whether at a stated maturity or earlier by reason of acceleration or otherwise), and the undersigned represents, warrants and agrees that:

1.  No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge and completion of all Indebtedness, shall in any way exonerate the undersigned or modify, reduce, limit or release the liability of the undersigned hereunder. This is an absolute, unconditional and continuing guaranty of payment and fulfillment of the Indebtedness and shall continue to be in force and be binding upon the undersigned until all Indebtedness is paid in full and otherwise completed. Any adjudication of bankruptcy or death or disability or incapacity of the undersigned shall not revoke this guaranty, except upon actual receipt of written notice thereof by Purchaser and then only prospectively, as to future transactions, as herein set forth.

2.  If the undersigned shall be or become insolvent or shall initiate or have initiated against the undersigned any act, process or proceeding under the United States Bankruptcy Code or any other bankruptcy, insolvency or reorganization law or otherwise for the modification or adjustment of the rights of creditors, then the undersigned will forthwith pay to Purchaser, the full amount of all Indebtedness then outstanding, whether or not any Indebtedness is then due and payable.

3.  Until all of the Indebtedness and the obligations of the undersigned hereunder have been paid in full and otherwise completed, the undersigned shall not have and waives any right or subrogation to any of the rights of Purchaser against Issuer, any other guarantor, maker or endorser, and waives its rights to any reimbursement, contribution, recourse and indemnity therefrom; waives any right to enforce any remedy which Purchaser now has or may hereafter have against Issuer, and any other guarantor, maker or endorser; and waives any benefit of, and any other right to participate in, any collateral security for the Indebtedness or any guaranty of the Indebtedness now or hereafter held by Purchaser.

4.  If any payment received and applied by Purchaser to Indebtedness is thereafter set aside, recovered or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Issuer or such other person), the Indebtedness to which such payment was applied shall, for the purposes of this Guaranty, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had not been made.

5.  The liability of the undersigned shall not be affected or impaired by any of the following acts or things (which Purchaser is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the undersigned): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver or indulgence granted to Issuer, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue Issuer or any other guarantor or other person liable in respect of any Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or other disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon Indebtedness. The undersigned waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

6.  The undersigned waives any and all defenses, claims, setoffs, and discharges of Issuer, or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full and complete fulfillment of all obligations. Without limiting the generality of the foregoing, the undersigned will not assert against Purchaser any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Issuer or any other person liable in respect of any Indebtedness, or any setoff available against Purchaser to Issuer or any such other person, whether or not on account of a related transaction, and the undersigned expressly agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Issuer or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The undersigned will not assert against Purchaser any claim, defense or setoff available to the undersigned against Issuer.

7.  The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. Purchaser shall not be required first to resort for payment or fulfillment of the Indebtedness to Issuer or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Guaranty.

8.  The undersigned will pay or reimburse Purchaser for all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Purchaser in connection with the collection of any Indebtedness or the enforcement of this Guaranty.

9.  This Guaranty shall be binding upon the undersigned, and the heirs, successors and assigns of the undersigned and shall inure to the benefit of Purchaser and its respective participants, successors and assigns. Except to the extent otherwise required by law, this Guaranty and the transaction evidenced hereby shall be governed by the substantive laws of the State of Kansas. If any provision or application of this Guaranty is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Guaranty shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Guaranty or in any other agreement between the undersigned and Purchaser shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Indebtedness. This Guaranty may not be waived, modified, invalidated, terminated or released or otherwise changed except by a writing signed by Purchaser. The Guaranty shall be effective whether or not accepted in writing by Purchaser and the undersigned waives notice of the acceptance of this Guaranty by Purchaser.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the undersigned on the day and year first above written.

WITS - CHINA ACQUISITION CORP

By:	/s/ Mark D. Dacko
Its: Treasurer

Address:	80 South Eighth Street, Suite 900 Minneapolis, MN 55402